UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 28, 2005

                          Mooney Aerospace Group, Ltd.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                        0-21749                 95-4257380
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                  165 Al Mooney Road North, Kerrville, TX 78028
             (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (830) 896-6000

                                   Copies to:
                                 Marc Ross, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

      At a meeting of the Board of Directors of Mooney Aerospace Group, Ltd. (the "Company"), held on July 28, 2005, Sholom Chaim Babad resigned from the Board of Directors of the Company. Additionally, Samuel Rothman resigned as Chairman of the Board of Directors of the Company but did not resign as a member of the Board of Directors of the Company. Subsequent to the foregoing resignations, Walter S. Catlow was elected as the Chairman of the Board of Directors of the Company and Dr. Herbert Cordt, Steven E. Karol, Thomas H. Gray and David A. Schlaff were elected to the Board of Directors of the Company.

Walter S. Catlow

      From October 1999 to the present, Mr. Catlow has been a member of the Board of Directors of CTS Corp. From January 2000 to the present, Mr. Catlow has worked as an independent consultant for communications companies. From 2000 to 2004, Mr. Catlow served as a member of the Board of Directors of TriCity Family Services. From April 1998 - December 1999, Mr. Catlow served as the President of Ameritech Cellular and Paging. Mr. Catlow received a B.S. from Ball State University in 1968 and a M.S. in management from Pace University in 1980.

Dr. Herbert Cordt

      From January 2002 to July 2005, Dr. Cordt served as a Chairman of Mobiltel EAD, a Bulgarian company. From September 1992 to the present, Dr. Cordt has been the Managing Partner of Cordt & Partner GmbH. Dr. Cordt received a LLD. from the University of Vienna in 1970 and a MSFS from Georgetown University in 1974.

Steven E. Karol

      From 2002 to the present, Mr. Karol has served as the Managing Partner of Watermill Advisors. From 1999 to the present, Mr. Karol has served as the Managing Partner of Watermill Ventures. From 1999 to the present, Mr. Karol has served and the Chairman of the Board of Directors and the Chief Executive Officer of HMK Enterprises. In addition, Mr. Karol served on the Board of Directors of Sheffield Steel, a company wholly owned by HMK Enterprises which is owned by Mr. Karol and his family. Sheffield Steel filed for bankruptcy in December 2001. Mr. Karol received a B.S. in social psychology from Tufts University in 1976.

Thomas H. Gray

      From February 2004 to present, Mr. Gray has served as the Managing Director of Mooney Airplane Company, Inc., a wholly owned subsidiary of the Company. From 2001 to the present, Mr. Gray has served as the President of Telecom Expert Group. From July 2000 to the present, Mr. Gray has served as the President of Thomas H. Gray Inc. From August 2000 to April 2001, Mr. Gray served as President of the Business Unit of FLAG Telecom Ltd. From February 2000 to July 2000, Mr. Gray served as the Chief Executive Officer of iTravelPartners and approximately one year subsequent to his departure iTravelPartners filed Articles of Dissolution with the State of Florida whereby the company sold its assets and dissolved. Mr. Gray has a consulting contract with the company that is effective from January 1, 2005 to December 31, 2005. Mr. Gray received his B.A. and his M.A. in History from Loyola University of Chicago in 1969 and 1975 respectively. Mr. Gray received his MBA from the Keller Graduate School of Management in 1985.

David A. Schlaff

      From 2004 to present, Mr. Schlaff has been employed by LH Financial Services Corp. as a Financial Advisor. From 2002 to 2004, Mr. Schlaff was employed as a Junior Analyst with Forstmann-Leff Associates Inc. Mr. Schlaff received his B.A. in business administration from the Interdisiplinary Center Herziliya in 2001.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Mooney Aerospace Group, Ltd.


Date: August 3, 2005                    /s/ Gretchen Jahn
                                        ----------------------------------------
                                        Gretchen Jahn
                                        Chief Executive Officer